FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2

                      AMENDED AND RESTATED TRUST AGREEMENT

                                     between

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION,
                                  as Depositor,

                           FLAGSHIP CREDIT CORPORATION

                                       and

                           FIRST UNION NATIONAL BANK,
                                as Owner Trustee




                          Dated as of November 8, 1999



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                                TABLE OF CONTENTS

                                                                         Page ||
                                    ARTICLE I
                                   Definitions

         SECTION  1.01.    Capitalized Terms...................................1
         SECTION  1.02.    Other Definitional Provisions.......................2

                                   ARTICLE II
                                  Organization

         SECTION  2.01.    Name................................................3
         SECTION  2.02.    Office..............................................3
         SECTION  2.03.    Purposes and Powers.................................3
         SECTION  2.04.    Appointment of Owner Trustee........................4
         SECTION  2.05.    Initial Capital Contribution of Owner Trust Estate..4
         SECTION  2.06.    Declaration of Trust................................5
         SECTION  2.07.    Liability of Owners.................................5
         SECTION  2.08.    Title to Trust Property.............................5
         SECTION  2.09.    Situs of Trust......................................5
         SECTION  2.10.    Representations and Warranties of the Depositor.....5
         SECTION  2.11.    [Reserved...........................................6
         SECTION  2.12.    Federal Income Tax Allocations; Tax Treatment.......6
         SECTION  2.13.    Administrative Duties...............................7
         SECTION  2.14.    [Reserved]..........................................8

                                   ARTICLE III
                                  Certificates

         SECTION  3.01.    Initial Ownership...................................8
         SECTION  3.02.    The Certificates....................................9
         SECTION  3.03.    Authentication of Trust Certificates................9
         SECTION  3.04.    Registration of Transfer and Exchange of
                           Certificates; Limitations on Transfer...............9
         SECTION  3.05.    Mutilated, Destroyed, Lost or Stolen Certificates..10
         SECTION  3.06.    Persons Deemed Certificateholders..................10
         SECTION  3.07.    Access to List of Certificateholders' Names and
                           Addresses..........................................10



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         SECTION  3.08.    Maintenance of Office or Agency....................11

                                   ARTICLE IV
                            Actions by Owner Trustee

         SECTION  4.01.    Prior Notice to the Certificateholders and the
                           Insurer with Respect to Certain Matters............11

         SECTION  4.02.    Action by the Certificateholders and the Insurer with
                           Respect to Certain Matters.........................12
         SECTION  4.03.    Action by the Certificateholders with Respect to
                           Bankruptcy.........................................12
         SECTION  4.04.    Restrictions on Power..............................13
         SECTION  4.05.    Majority Control...................................13

                                    ARTICLE V
                   Application of Trust Funds; Certain Duties

         SECTION  5.01.    Establishment of Trust Account.....................13
         SECTION  5.02.    Application of Trust Funds.........................14
         SECTION  5.03.    Method of Payment..................................14
         SECTION  5.04.    No Segregation of Moneys; No Interest..............14
         SECTION  5.05.    Accounting and Reports to the Certificateholders,
                           Internal Revenue Service and Others................14
         SECTION  5.06.    Signature on Returns; Tax Matters Partner..........15

                                   ARTICLE VI
                      Authority and Duties of Owner Trustee

         SECTION  6.01.    General Authority..................................15
         SECTION  6.02.    General Duties.....................................15
         SECTION  6.03.    Action upon Instruction............................16
         SECTION  6.04.    No Duties Except as Specified in this Agreement or in
                           Instructions.......................................17
         SECTION  6.05.    No Action Except Under Specified Documents or
                           Instructions.......................................17
         SECTION  6.06.    Restrictions.......................................17


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                                   ARTICLE VII
                            Concerning Owner Trustee

         SECTION  7.01.    Acceptance of Trusts and Duties....................18
         SECTION  7.02.    Furnishing of Documents............................19
         SECTION  7.03.    Representations and Warranties.....................19
         SECTION  7.04.    Reliance; Advice of Counsel........................20
         SECTION  7.05.    Not Acting in Individual Capacity..................20
         SECTION  7.06.    Owner Trustee Not Liable for Certificates or Auto
                           Loans..............................................20
         SECTION  7.07.    Owner Trustee May Own Notes........................21

                                  ARTICLE VIII
                          Compensation of Owner Trustee

         SECTION  8.01.    Owner Trustee's Fees and Expenses..................21
         SECTION  8.02.    Indemnification....................................21
         SECTION  8.03.    Payments to Owner Trustee..........................22

                                   ARTICLE IX
                         Termination of Trust Agreement

         SECTION  9.01.    Termination of Trust Agreement.....................22

                                    ARTICLE X
             Successor Owner Trustees and Additional Owner Trustees

         SECTION  10.01.   Eligibility Requirements for Owner Trustee.........22
         SECTION  10.02.   Resignation or Removal of Owner Trustee............23
         SECTION  10.03.   Successor Owner Trustee............................23
         SECTION  10.04.   Merger or Consolidation of Owner Trustee...........24
         SECTION  10.05.   Appointment of Co-Trustee or Separate Trustee......24

                                   ARTICLE XI
                                  Miscellaneous

         SECTION  11.01.   Supplements and Amendments.........................26
         SECTION  11.02.   No Legal Title to Owner Trust Estate in
                           Certificateholders.................................27
         SECTION  11.03.   Limitations on Rights of Others; Third Party
                           Beneficiary........................................27
         SECTION  11.04.   Notices............................................27
         SECTION  11.05.   Severability.......................................28


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         SECTION  11.06.   Separate Counterparts..............................28
         SECTION  11.07.   Successors and Assigns.............................28
         SECTION  11.08.   Covenants of the Company...........................28
         SECTION  11.09.   No Petition........................................29
         SECTION  11.10.   No Recourse........................................29
         SECTION  11.11.   Headings...........................................29
         SECTION  11.12.   GOVERNING LAW......................................29
         SECTION  11.13.   Cecate Transfer Restrictions.......................29
         SECTION  11.14.   Submission to Jurisdiction.........................30
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     AMENDED AND RESTATED TRUST AGREEMENT dated as of November 8, 1999 (this
"Agreement"), between PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION, a Delaware corporation, as depositor (the "Depositor"), FLAGSHIP CREDIT CORPORATION, a Delaware corporation (the "Company"), and FIRST UNION NATIONAL BANK, a national banking association (the "Bank," and not in its individual capacity, but solely as owner trustee, the "Owner Trustee"). This Agreement amends and restates the Trust Agreement dated as of November 8, 1999 between the Depositor and the Bank (the "Original Trust Agreement").

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Capitalized Terms. For all purposes of this Agreement, capitalized terms used but not defined herein and defined in the Sales and Servicing Agreement or, if not defined therein, in the Indenture and shall have the meanings set forth therein. The "Sales and Servicing Agreement" means the Sales and Servicing Agreement, dated as of November 1, 1999, among Flagship Auto Loan Funding LLC 1999-II, a Delaware limited liability company, as purchaser ("Flagship LLC"), Flagship Credit Corporation, as originator and servicer (the "Company" or the "Servicer"), Flagship Auto Receivables Owner Trust 1999-2, as Issuer (the "Issuer"), Harris Trust and Savings Bank, an Illinois banking corporation, as indenture trustee (the "Indenture Trustee") and Copelco Financial Services Group, Inc., a Delaware corporation, as Back-up Servicer (the "Back-up Servicer"). For all purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Agreement" shall mean this Amended and Restated Trust Agreement, as the same may be amended and supplemented from time to time.

     "Bank" means First Union National Bank, its successors and assigns, and any other Person that serves as Owner Trustee hereunder, each in its individual capacity.

     "Benefit Plan" shall have the meaning assigned to such term in Section
11.13.

     "Certificate" means a certificate evidencing the beneficial interest of a Certificateholder in the Issuer, substantially in the form of Exhibit A.

     "Certificate Balance" shall have the meaning assigned to such term in
Section 2.05.

     "Certificate Percentage Interest" shall mean with respect to any Certificate, the percentage interest of ownership in the Issuer represented thereby as set forth on the face thereof.


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     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

     "Corporate Trust Office" shall mean, with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at One Rodney Square, 920 King Street, Wilmington, DE 19801, Attention: Corporate Trust Administration or at such other address as the Owner Trustee may designate by notice to the Certificateholder(s), and the Company, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Certificateholder(s), and Flagship).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Governmental Authority" shall mean any court or federal or state regulatory body, administrative agency or other tribunal or other governmental instrumentality.

     "Holder" or "Certificateholder" shall mean the Person in whose name a Certificate is registered on the Certificate Register.

     "Insurer" shall mean MBIA Insurance Corporation, its successors and assigns.

     "Issuer" shall mean the Trust established by this Agreement.

     "Note Depository Agreement" means the agreement dated the Closing Date among the Trust, the Indenture Trustee and The Depository Trust Company, as the clearing agency, as the same may be amended, amended and restated or otherwise modified from time to time.

     "Owner Trust Estate" shall mean the property that is the subject of the Flagship Auto Receivables Owner Trust 1999-2.

     "Owner Trustee" shall mean First Union National Bank, a national banking association, not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

     SECTION 1.02. Other Definitional Provisions.


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     (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (b) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article and Section references contained in this Agreement are references to Articles and Sections in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (e) Any agreement, instrument or statute defined or referred to herein (including the Sales and Servicing Agreement referred to above) or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, amended and restated or otherwise modified and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                                  Organization

     SECTION 2.01. Name. The Trust created under the Original Trust Agreement shall be known as "Flagship Auto Receivables Owner Trust 1999-2," in which name the Owner Trustee shall have power and authority and is hereby authorized and empowered, without the need for further action on the part of the Owner Trustee, to conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

     SECTION 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address outside of Delaware as the Owner Trustee


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may designate by written notice to the Certificateholders, the Company, the
Insurer and the Depositor.

     SECTION 2.03. Purposes and Powers.

     (a) The purpose of the Trust is , and the Owner Trustee shall have power and authority, and is hereby authorized and empowered, without the need for further action on the part of the Owner Trustee, in the name and on behalf of the Trust or in the name of the Owner Trustee, to do or cause to be done all acts and things necessary, appropriate, or convenient to engage in the following activities:

          (i) to acquire the Auto Loans and Other Conveyed Property pursuant to the Owner Trust Purchase Agreement;

          (ii) to execute, (in the case of the Certificates) authenticate, deliver, and issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell the Notes and the Certificates and to pay interest on and principal on the Notes and make distributions on the Certificates;

          (iii) with the proceeds of the sale of the Notes to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor;

          (iv) to Grant the Collateral pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Sales and Servicing Agreement and Indenture any portion of the Collateral released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into, execute, deliver, and perform its obligations under the Transaction Documents to which it is to be a party;

          (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (vii) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate (as defined herein).

     Each of the Owner Trustee and the Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.


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     SECTION 2.04. Appointment of Owner Trustee. The Depositor hereby confirms the appointment of the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

     SECTION 2.05. Initial Capital Contribution of Owner Trust Estate. Pursuant to the Original Trust Agreement, the Depositor assigned, transferred, conveyed and set over to the Owner Trustee, of the date thereof, the sum of $1 (the "Certificate Balance"). The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate. The Company shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee or the Bank, as the case may be.

     SECTION 2.06. Declaration of Trust. The Owner Trustee hereby declares that it shall hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a trust under the common law of the State of Delaware and that this Agreement constitute the governing instrument of such trust.

     SECTION 2.07. Liability of Owners. The Certificateholders shall not have any personal liability for any liability or obligation of the Trust.

     SECTION 2.08. Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a common law trust and separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in the Owner Trustee and/or another trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee and/or, a co-trustee(s) and/or a separate trustee(s), as the case may be.

     SECTION 2.09. Situs of Trust. The Trust shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. Payments shall be received by the Trust only in Delaware, and payments shall be made by the Trust only from Delaware. The only office of the Trust shall be determined in accordance with Section 2.02.

     SECTION 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Bank and Owner Trustee and the Insurer that:

          (i) The Depositor is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own


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     its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (ii) The Depositor is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii) The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor has duly authorized such sale and assignment and deposit to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Depositor by all necessary corporate action.

          (iv) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Transaction Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (v) To the Depositor's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 2.11. [Reserved]

     SECTION 2.12. Federal Income Tax Allocations; Tax Treatment.

     (a) If the Certificates are held by more than one Person or the Trust is recharacterized as a separate entity the net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation


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thereof) shall be allocated among the Certificateholders as of the first day following the end of such month, in proportion to their ownership of principal amount of Certificates on such date, to the extent of any net income of the Trust (including any amounts to be distributed to the Certificateholders pursuant to the Indenture).

     Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Company.

     (b) All "excess nonrecourse liabilities" represented by all outstanding Notes issued by the Trust, as well as the deductions attributable thereto, shall be allocated one hundred percent to the Company in accordance with Treasury Regulations section 1.752-3(a)(3). Notwithstanding any other provision of this Agreement, if the Certificates are held solely by one Person or the Trust has not been recharacterized as a separate entity, the application of clause (a) and this clause (b) shall be disregarded.

     (c) It is the intent of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, until the Certificates are held by more than one Person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its beneficial owner and the Notes will be treated as debt. If the Certificates are held by more than one Person or the Trust is recharacterized as a separate entity, it is the intention of the parties hereto that, solely for purposes of federal income, state and local income, franchise and single business tax and any other taxes measured in whole or in part by income, the Trust shall be treated as a partnership and the Certificateholder(s) and the Company shall be treated as partners in that partnership with the assets of the partnership being the Auto Loans and other assets held by the Trust, and the Notes being debt of that partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust shall execute annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes , as such returns, reports, and forms may be represented to the Owner Trustee and upon the written direction of the Company. The Owner Trustee (as such and in its individual capacity) shall have no responsibility for the accuracy of the information contained in any such return, report, or form and shall be fully protected in relying thereon.

     SECTION 2.13. Administrative Duties.

     (a) Duties with Respect to the Specified Agreements. The Company shall perform the duties of the Trust and the Owner Trustee under the Indenture and the Note Depository Agreement (collectively the "Specified Agreements"). In addition, the Company shall consult with the Owner Trustee as the Company deems appropriate regarding the duties of the Trust and the Owner Trustee under the Specified Agreements. The Company shall monitor the performance of the Trust's duties and shall advise the Owner Trustee and the Insurer when action


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is necessary to comply with the Trust's and the Owner Trustee's duties under the
Specified Agreements. The Company shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Specified Agreements. In furtherance and without limiting the generality of the foregoing, the Company shall take all necessary action that is the duty of the Trust or the Owner Trustee to take pursuant to Sections 3.05,
3.17 and 3.18 of the Indenture.

     (b) Duties with Respect to the Trust.

          (i) In addition to the duties of the Company set forth in the Transaction Documents, but subject to the terms of the Transaction Documents, the Company shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to state and federal tax and securities laws and shall take all other appropriate action that it is the duty of the Trust or the Owner Trustee to take pursuant to the Transaction Documents relating to the preparation and filing of tax returns, the furnishing of documents and with respect to supplements and amendments of the Specified Agreements. The Owner Trustee (as such and in its individual capacity) shall have no responsibility for the accuracy of the information contained in any such document, report, filing, instrument, certificate, opinion, return, supplement, or amendment, and shall be fully protected in relying thereon. In accordance with the request of the Owner Trustee but subject to the terms of the Transaction Documents, the Company shall administer, perform or supervise the performance of such other activities in connection with the Transaction Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Company.

          (ii) Notwithstanding anything in this Agreement or any of the other Transaction Documents to the contrary, the Company shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision. The Owner Trustee (as such and in its individual capacity) shall have no responsibility for the accuracy of the information contained in any such notice and shall be fully protected in relying thereon.

     (c) Records. The Company shall maintain appropriate books of account, including capital accounts, and records relating to the Trust, which books of account and records shall be accessible for inspection by the Owner Trustee and the Certificateholders at any time during normal business hours.


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     (d) Additional Information to be Furnished to the Trust. The Depositor
shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Transaction Documents as the Owner Trustee shall reasonably request.

     SECTION 2.14. [Reserved].

                                   ARTICLE III

                                  Certificates

     SECTION 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust.

     SECTION 3.02. The Certificates. The Certificates shall be initially issued to Flagship LLC in a Certificate Percentage Interest of 100% upon the written direction of the Depositor to the Owner Trustee. The Certificates shall be executed by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Owner Trustee shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.04.

     SECTION 3.03. Authentication of Trust Certificates. On the Closing Date, the Owner Trustee shall cause the Certificates in aggregate Certificate Percentage Interest of 100% to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president, any vice president, secretary or any assistant treasurer as set forth in Exhibit B, without further corporate action by the Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee by manual signature; such authentication shall constitute conclusive evidence that such Certificate has been validly issued, authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 3.04. Registration of Transfer and Exchange of Certificates; Limitations on Transfer. The Certificate Registrar shall keep or cause to be kept, at the office or agency


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maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Owner Trustee shall be the initial Certificate Registrar.

     No Certificate may be transferred without the consent of the Insurer. Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.08, the Owner Trustee shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to
Section 3.08.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     The preceding provisions of this Section notwithstanding, the Certificate Registrar shall not be required to register transfers or exchanges of, Certificates for a period of 15 days preceding the due date for any payment with respect to the Certificates (the parties hereto hereby, and each Certificateholder by its acceptance of a Certificate thereby, agreeing that such period is reasonable).

     SECTION 3.05. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar, the Bank and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.06. Persons Deemed Certificateholders. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee and the Certificate Registrar may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, or the Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.07. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a written request therefor from the Servicer or the Depositor, a list, in such form as the Servicer or the Depositor may reasonably require, of the names and addresses (as reflected on the Certificate Register) of the Certificateholders as of the most recent Record Date. If a Certificateholder applies in writing to the Certificate Registrar, and such application states that the applicant desires to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicant proposes to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicant access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Company, the Certificate Registrar, the Bank, or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.08. Maintenance of Office or Agency. The Owner Trustee shall maintain in Wilmington, Delaware, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Transaction Documents may be served. The Owner Trustee initially designates its Corporate Trust Office as its office for such purposes. The Owner Trustee shall give prompt written notice to the Company and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                                   ARTICLE IV

                            Actions by Owner Trustee

     SECTION 4.01. Prior Notice to the Certificateholders and the Insurer with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless, at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders and the Insurer in writing of the proposed action and the Certificateholders prior to the 30th day after such notice is given shall not have notified the Owner Trustee in writing that the Certificateholders and the Insurer have withheld consent or provided alternative direction:

     (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Auto Loans) and the compromise of any action, claim or lawsuit brought by or against the Owner Trustee (except with respect to the aforementioned claims or lawsuits brought in connection with collection of the Auto Loans);

     (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

     (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders; or

     (d) the appointment pursuant to the Indenture of a successor Note Registrar or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

     In addition, the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separately from those of any other entity. Except as expressly set forth herein, the Trust shall not pay any indebtedness, operating expenses or liabilities of any other entity. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its offices separate from the offices of the Company, Flagship LLC, the Depositor and the Servicer.

     SECTION 4.02. Action by the Certificateholders and the Insurer with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Certificateholders and the Insurer and as expressly provided for in the Transaction Documents to (a) to remove the Servicer under the Sales and Servicing Agreement or (b) to sell the Auto Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and the Insurer.

     SECTION 4.03. Action by the Certificateholders with Respect to Bankruptcy.

     (a) The Trust shall not, without the prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust as bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust's creditors; (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due; or
(vii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action"). In considering whether to give or withhold written consent to the Bankruptcy Action by the Trust, the Owner Trustee, with the consent of the Certificateholders (hereby given, which consent the Certificateholders believe to be in the best interest of Certificateholders and the Trust), shall consider the interests of the Noteholders and the Insurer in addition to the interests of the Trust and whether the Trust is insolvent. The Owner Trustee shall have no duty to give such written consent to Bankruptcy Action by the Trust if the Owner Trustee shall not have been furnished (at the expense of the Person that requested that such letter be furnished to the Owner Trustee) a letter from an independent accounting firm of national reputation stating that in the opinion of such firm the Trust is then insolvent. The Owner Trustee shall not be personally liable to any Person on account of the Owner Trustee's good faith reliance on the provisions of this Section or in connection with the Owner Trustee's giving prior written consent to Bankruptcy Action by the Trust in accordance herewith, or withholding such consent in good faith, and neither the Trust nor any Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee or the Bank for giving or withholding its consent to any such Bankruptcy Action.

     (b) The parties hereto stipulate and agree that no Certificateholder has power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust. To the extent permitted by applicable law, the consent of the Controlling Part and the Indenture Trustee shall be obtained prior to taking any Bankruptcy Action by the Trust.

     (c) The provisions of this Section do not constitute an acknowledgment or admission by the Trust, the Owner Trustee, any Certificateholder or any creditor of the Trust that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 et seq., as amended.

     SECTION 4.04. Restrictions on Power. The Owner Trustee shall not be required to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust, or of the Owner Trustee under this Agreement or any of the other Transaction Documents or would be contrary to the purpose of this Trust as set forth in Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates aggregating more than 50% of the Certificates by Certificate Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates aggregating more than 50% by the Certificate Percentage Interest.

                                    ARTICLE V

                   Application of Trust Funds; Certain Duties

     SECTION 5.01. Establishment of Trust Account. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trust an Eligible Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders.

     The Owner Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders. If, at any time, the Certificate Distribution Account ceases to be an Eligible Account, the Owner Trustee (or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an Affiliate thereof) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Certificate Distribution Account as an Eligible Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

     SECTION 5.02. Application of Trust Funds.

     (a) On each Payment Date, Certificateholders shall receive on a pro rata basis, amounts, if any distributable by the Indenture Trustee pursuant to
Section 4.07 of the Indenture with respect to such Payment Date.

     (b) On each Payment Date, the Owner Trustee shall send to each Certificateholder the statement or statements provided to the Owner Trustee by the Servicer pursuant to the Sales and Servicing Agreement with respect to such Payment Date.

     (c) In the event that any withholding tax is imposed on distributions (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Owner Trustee is hereby authorized and directed to retain, in accordance with the written directions of the Company, from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to the Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this paragraph (c).

     SECTION 5.03. Method of Payment. Distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date pursuant to the Indenture either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Indenture Trustee appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to the Certificateholder at the address of the Certificateholder appearing in the Certificate Register.

     SECTION 5.04. No Segregation of Moneys; No Interest. Moneys received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law or the Transaction Documents and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be personally liable for any interest thereon.

     SECTION 5.05. Accounting and Reports to the Certificateholders, Internal Revenue Service and Others. Subject to Section 2.12, the Depositor shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and the accrual method of accounting, (b) prepare and deliver to the Certificateholders during such calendar year, as may be required by the Code and applicable Treasury Regulations, and not later than the latest date permitted by law, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns, (c) prepare and file such tax returns relating to the Trust (including a partnership information return, IRS Form 1065) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Trust's characterization as a disregarded entity if there is only one Certificateholder, or, if there is more than one Certificateholder, as a partnership for federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.02(c) with respect to income or distributions to the Certificateholders. The Owner Trustee shall execute such documents, in the forms furnished to the Owner Trustee by the Company, to elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Auto Loans. The Owner Trustee shall not make the election provided under Section 754 of the Code.

     SECTION 5.06. Signature on Returns; Tax Matters Partner.

     (a) Subject to Section 2.12, the Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust in such form as the same may be presented to the Owner Trustee for signature, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall not be presented to the Owner Trustee for signature but rather shall be presented to and shall be signed by a Certificateholder.

     (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

                                   ARTICLE VI

                      Authority and Duties of Owner Trustee

     SECTION 6.01. General Authority. The Owner Trustee shall have power and authority and hereby is authorized and empowered to execute and deliver the Transaction Documents to which the Trust or the Owner Trustee is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust or the Owner Trustee is to be a party and, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof. In addition to the foregoing, the Owner Trustee shall have power and authority and hereby is authorized and empowered, but shall not be obligated, to take all actions required of the Trust or the Owner Trustee pursuant to the Transaction Documents. The Owner Trustee shall have power and authority and hereby is further authorized and empowered from time to time to take such action as the Servicer recommends or directs in writing with respect to the Transaction Documents, except to the extent this Agreement requires the consent of Certificateholders for such action.

     SECTION 6.02. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) the duties expressly required to be performed by the Owner Trustee under the terms of this Agreement and the other Transaction Documents to which the Trust is a party in the interest of the Certificateholders, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties under the Transaction Documents to the extent the Company has agreed to perform them pursuant to
Section 2.13 of this Agreement.

     SECTION 6.03. Action upon Instruction.

     (a) Subject to Article IV and to the other terms of the Transaction Documents, the Certificateholders may by written instruction direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

     (b) The Owner Trustee shall not be required to take any action hereunder or under any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or the Bank or is contrary to the terms hereof or of any other Transaction Document or is otherwise contrary to law.

     (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Insurer requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders and the Insurer, the Owner Trustee shall not be personally liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no personal liability to any Person for such action or inaction.

     (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders and the Insurer requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be personally liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no personal liability to any Person for such action or inaction.

     SECTION 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or any document contemplated hereby to which the Trust or the Owner Trustee is a party or otherwise, except for duties expressly required to be performed by the Owner Trustee by the terms of this Agreement, any other Transaction Document to which the Trust is a party or in any written instruction received by the Owner Trustee as contemplated by Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or under any other document or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any other Transaction Document. The Bank nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate, this Agreement, the Trust or the Bank's serving as Owner Trustee.

     SECTION 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee as contemplated by Section 6.03.

     SECTION 6.06. Restrictions. The Owner Trustee shall not take any action that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would be inconsistent with the purposes of the Trust set forth in
Section 2.03 or violate the provisions of this Section. A "Responsible Officer of the Owner Trustee" is an officer in the Owner Trustee's Corporate Trust Office having direct responsibility for the performance of the Owner Trustee's duties hereunder.

                                   ARTICLE VII

                            Concerning Owner Trustee

     SECTION 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct or gross negligence or
(ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the

Bank. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

     (a) The Owner Trustee shall not be personally liable for any error of judgment made by the Owner Trustee.

     (b) The Owner Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of any Certificateholder.

     (c) No provision of this Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its rights or powers hereunder or under any other Transaction Document if the Owner Trustee or the Bank shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it.

     (d) Under no circumstances shall the Owner Trustee be personally liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes.

     (e) The Owner Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate, or for or in respect of the validity or sufficiency of the Transaction Documents, other than the validity of the Owner Trustee's signature on the certificate of authentication on the Certificates and the Owner Trustee shall in no event assume or incur any personal liability, duty or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein or expressly agreed to in the Transaction Documents.

     (f) The Owner Trustee shall not be personally liable for the default or misconduct of, and shall have no duty to monitor or supervise, the Depositor, the Indenture Trustee or the Servicer or any other Person under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or personal liability to perform the obligations of the Trust or the Owner Trustee under this Agreement or the other Transaction Documents that are required to be performed by the Indenture Trustee under the Indenture or the Servicer under the Sales and Servicing Agreement.

     (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Transaction Document, at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Owner Trustee and the Bank security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee or the Bank therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable or personally liable other than for its gross negligence or willful misconduct in the performance of any such act.

     SECTION 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders and the Insurer, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

     SECTION 7.03. Representations and Warranties. The Bank hereby represents and warrants to the Depositor and the Insurer, for the benefit of the Certificateholders, that:

     (a) The Bank is a national banking association duly organized and validly existing in good standing under the laws of the United States. The Bank has all requisite power and authority to execute, deliver and perform its and the Owner Trustee's obligations under this Agreement and each other Transaction Document to which it or the Owner Trustee is a party.

     (b) The Bank has taken all action necessary to authorize the execution and delivery by it of this Agreement and by the Owner Trustee each of the other Transaction Documents to which it is a party, and this Agreement and each of the other Transaction Documents to which the Owner Trustee is a party has been executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement and each of the other Transaction Documents to which it or the Owner Trustee is a party on its behalf.

     (c) This Agreement and each of the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Bank or the Owner Trustee, as the case may be, enforceable against the Bank or the Owner Trustee in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

     (d) Neither the execution or the delivery by the Bank or by the Owner Trustee of this Agreement and each of the other Transaction Documents to which it is a party, nor the consummation by it or the Owner Trustee of the transactions contemplated hereby and thereby, nor compliance by it or the Owner Trustee with any of the terms or provisions hereof and thereof, shall contravene any federal or state law, governmental rule or regulation governing the banking and trust powers of the Bank or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.04. Reliance; Advice of Counsel.

     (a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by an appropriate Person or Persons. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any other Transaction Document.

     SECTION 7.05. Not Acting in Individual Capacity. Except as provided in this
Article VII, in accepting the trusts hereby created, First Union National Bank, acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.06. Owner Trustee Not Liable for Certificates or Auto Loans. The recitals contained herein, in the Certificates, and in the Notes shall be taken as the statements of the Depositor, and the Owner Trustee assumes no personal responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any other Transaction Document or of the Certificates (other than as to the validity of the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Auto Loan or related documents. The Owner Trustee shall at no time have any responsibility or personal liability for or with respect to the legality, validity and enforceability of any Auto Loan or the perfection and priority of any security interest created by any Auto Loan in any Financed

Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Auto Loan on any computer or other record thereof; the validity of the transfer of any Auto Loan to the Trust or Owner Trustee or of any intervening transfer; the completeness of any Auto Loan; the performance or enforcement of any Auto Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any other Transaction Document or in any related document or the accuracy of any such warranty or representation, or any action of the Indenture Trustee or the Servicer or any subservicer or other Person taken in the name of the Owner Trustee.

     SECTION 7.07. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

                                  ARTICLE VIII

                          Compensation of Owner Trustee

     SECTION 8.01. Owner Trustee's Fees and Expenses. The Bank shall receive as compensation for its services hereunder reasonable expenses incurred before the date hereof and such fees as have been separately agreed upon before the date hereof between the Originator and the Bank, and shall be entitled to be reimbursed by the Originator for its other reasonable expenses hereunder incurred on and after the date hereof, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the negotiation and preparation of this Agreement and the Transaction Documents or exercise and performance of its rights and its duties hereunder.

     SECTION 8.02. Indemnification. The Company shall be liable as primary obligor for, and shall indemnify, defend, and hold harmless the Bank (which to the fullest extent permitted by applicable law, shall not be limited by any provision of law limiting the compensation of a trustee of a trust), the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the other Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the

Company shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee and the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity shall be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Company, which approval shall not be unreasonably withheld.

     SECTION 8.03. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                   ARTICLE IX

                         Termination of Trust Agreement

     SECTION 9.01. Termination of Trust Agreement.

     (a) This Agreement (other than Article VIII and the other rights, benefits, privileges and immunities of the Bank) and the Trust shall terminate and be of no further force or effect upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sales and Servicing Agreement, the Insurance Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not, to the fullest extent permitted by applicable law, (x) operate to terminate this Agreement or the Trust or (y) entitle any Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or
(z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in Section 9.01(a), none of the Company, the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

                                    ARTICLE X

             Successor Owner Trustees and Additional Owner Trustees

     SECTION 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a bank, trust company, or other Person authorized to exercise corporate trust powers; having (or have a parent that has) a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least A-1 by Standard & Poor's and D-1+ by DCR and P-1 by Moody's. If such bank, trust company, or other Person shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such bank, trust company, or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

     SECTION 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor and the Insurer. Upon receiving such notice of resignation, the Depositor, with the written consent of the Insurer, shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee at the expense of the Company may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Depositor and the Insurer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor with the written consent of the Insurer may remove the Owner Trustee. If the Depositor shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Depositor with the written consent of the Insurer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee in its individual capacity.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and (in the case of removal) payment of all fees and expenses owed to the outgoing Owner Trustee in its individual capacity. The Depositor shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Depositor and the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses in its individual capacity deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Depositor shall mail notice thereof to all Certificateholders, the Indenture Trustee, the Noteholders, the Insurer and the Rating Agencies. If the Depositor shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 10.04. Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such Person shall be eligible pursuant to Section 10.01 and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies and the Insurer.

     SECTION 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Depositor and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Depositor and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Owner Trust Estate or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Depositor and the Owner Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

     (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

     (c) The Depositor and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                   ARTICLE XI

                                  Miscellaneous

     SECTION 11.01. Supplements and Amendments. This Agreement may be amended from time to time by the Depositor, the Company, the Bank and the Owner Trustee, with prior written notice to the Rating Agencies, with the prior written consent of the Insurer, and without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

     This Agreement may also be amended from time to time by the Depositor, the Company, the Bank and the Owner Trustee, with prior written notice to the Rating Agencies, with the prior written consent of the Insurer, and with the consent of the holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes and the consent of the Certificateholders evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall: (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Auto Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders; or (b) reduce the percentage of the Outstanding Amount of the Notes required to consent to any such amendment to less than the percentage contemplated by the definition of Majority Noteholders, without the consent of the Holders of all the outstanding Notes.

     Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, the Insurer and each of the Rating Agencies.

     It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Insurer shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, benefits, duties or immunities under this Agreement or otherwise. Notwithstanding any other provision herein or elsewhere, no provision, amendment, supplement, waiver, or consent of or with respect to any of the Transaction Documents that affects any right, power, authority, duty, benefit, protection, privilege, immunity, or indemnity of the Owner Trustee or the Bank shall be binding on the Owner Trustee or the Bank unless the Owner Trustee and the Bank shall have expressly consented thereto in writing.

     In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Trust or the Owner Trustee is a party, the Owner Trustee and the Insurer shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Transaction Documents and that all conditions precedent in the Transaction Documents for the execution and delivery thereof by the Trust or the Owner Trustee, as the case may be, have been satisfied.

     The Owner Trustee shall comply with Article XI of the Indenture with respect to the amendments, modifications, supplements, terminations and surrenders referred to therein.

     SECTION 11.02. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. Each Certificateholder shall be entitled to receive distributions with respect to its undivided ownership interest in the Trust only in accordance with the terms of this Agreement and the other Transaction Documents. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in its undivided ownership interest shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.03. Limitations on Rights of Others; Third Party Beneficiary. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Bank, the Indemnified Parties, the Depositor, the Certificateholder, the Insurer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. The parties hereto agree that the Insurer is an express third party beneficiary.

     SECTION 11.04. Notices.

     (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the

Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to First Union National Bank, One Rodney Square, Suite 102, Wilmington, Delaware 19801; if to the Insurer, addressed to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504 to the Depositor, addressed to Prudential Securities Secured Financing Corporation, 1 New York Plaza, 14th Floor, New York, New York 10292, Attn: Group Head, Asset Backed Finance Group, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party hereto.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given,

     SECTION 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assigns, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by such Certificateholder shall bind the successors and assigns of the Certificateholder.

     SECTION 11.08. Covenants of the Company. In the event that any litigation with claims in excess of $1,000,000 to which the Company is a party which shall be reasonably likely to result in a material judgment against the Company that the Company shall not be able to satisfy shall be commenced by a Certificateholder, during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Company, such judgment has been satisfied), the Company shall not declare any dividend or make any other distribution on or in respect of its shares to any of its equity holders, or repay the principal amount of any indebtedness of the Company held by any Affiliate of the Company, unless (i) after giving effect to such distribution or repayment, the Company's liquid assets shall not be less than the amount of actual damages claimed in such litigation and (ii) the Rating Agencies shall have been notified with respect to any such distribution or repayment.

     The Company will not at any time institute against the Trust any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any of the Transaction Documents.

     SECTION 11.09. No Petition. The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they shall not at any time, acquiesce, petition or otherwise invoke or cause (or join with any other Person in acquiescing, petitioning or otherwise invoking or causing) the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of the property of the Depositor or the Trust, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

     SECTION 11.10. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificates represent beneficial interest in the Trust only and does not represent interests in or obligations of the Depositor, the Company, the Servicer, the Bank, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such Persons or their assets, except as may be expressly set forth or contemplated in this Agreement or the Transaction Documents.

     SECTION 11.11. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

     SECTION 11.13. Certificate Transfer Restrictions. The Certificates may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Certificate, the Holder thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

Notwithstanding any other provision herein or elsewhere, the Owner Trustee shall have no obligation to determine whether any transfer or exchange or proposed or purported transfer or exchange of a Certificate is permitted under or in accordance with this Agreement, and the Owner Trustee shall have no personal liability to any Person in connection with any transfer or exchange or proposed or purported transfer or exchange (and/or registration thereof).

     SECTION 11.14. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Transaction Document or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 11.04 or at such other address notified to the other party to this Agreement pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                 PRUDENTIAL SECURITIES SECURED
                                 FINANCING CORPORATION, as Depositor


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 FIRST UNION NATIONAL BANK, not in its
                                 individual capacity but solely as Owner Trustee


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 FLAGSHIP CREDIT CORPORATION


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                           ____% Certificate Percentage Interest
NUMBER
R-

                       SEE REVERSE FOR CERTAIN DEFINITIONS

                           --------------------------
                            ASSET BACKED CERTIFICATE
                           --------------------------

evidencing a beneficial ownership interest in certain distributions of the Issuer, as defined below, the property of which includes a pool of motor vehicle retail installment contracts secured by new or used automobiles, light trucks and vans or mini vans and sold by Flagship Credit Corporation, a Delaware corporation ("Flagship" or in its capacity as Servicer under the Sales and Servicing Agreement (as defined below), the "Servicer") to Flagship Auto Loan Funding LLC 1999-II ("Flagship LLC"), by Flagship LLC to Prudential Securities Secured Financing Corporation ("Prudential"), and by Prudential to the Issuer.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PERSONS USING ASSETS OF SUCH PLANS.

(This Certificate does not represent an interest in or obligation of Flagship Credit Corporation, the Servicer, Flagship LLC, Prudential or any Affiliate thereof, except to the limited extent described below.)

     THIS CERTIFIES THAT _____________ is the registered owner of a __% Certificate Percentage Interest that is a nonassessable, fully-paid, beneficial ownership interest in certain distributions of Flagship Auto Receivables Owner Trust 1999-2 (the "Issuer").

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.



First Union National Bank,                            First Union National Bank,
not in its individual                                 not in its individual
capacity but solely as                                capacity but solely as
Owner Trustee                           or            Owner Trustee

By:                                                   By:
   -----------------------                                ----------------------
                                                           Authenticating Agent

                                                      By:
                                                         -----------------------

     The Issuer was created pursuant to a Trust Agreement, dated as of _______ __, 1999 (the "Trust Agreement"), between Flagship, Prudential and First Union National Bank, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     This Certificate is one of the duly authorized Certificates designated as "Asset Backed Certificates" (herein called the "Certificates"). Also issued under the Indenture, dated as of November __, 1999, between the Issuer, Harris Trust & Savings Bank, as Indenture Trustee (the "Indenture Trustee"), are four classes of Notes designated as "Class A-1 ____% Asset Backed Notes" (the "Class A-1 Notes"), "Class A-2 ____% Asset Backed Notes" (the "Class A-2 Notes"), "Class A-3 ____% Asset Backed Notes" (the "Class A-3 Notes") and "Class A-4 ____% Asset Backed Notes" (the "Class A-4 Notes"), (collectively, the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property subject to the Trust Agreement includes a pool of motor vehicle retail installment contracts secured by new and used automobiles, light trucks and vans or mini vans (the "Auto Loans"), all monies received thereunder or in respect thereof on or after the Cutoff Date, security interests in the vehicles financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sales and Servicing Agreement, dated as of November __, 1999 (the "Sales and Servicing Agreement"), between Flagship, Flagship LLC, the Issuer, the Back-up Servicer and the Indenture Trustee, all right to and interest of Prudential in and to the Depositor Purchase Agreement, dated as of November 1, 1999, between Flagship LLC and Prudential, all right to, and interest of the Issuer in and to the Owner Trust Purchase Agreement, dated as of November 1, 1999, between Prudential and the Issuer, and all proceeds of the foregoing.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture and the Trust Agreement, as applicable.

     It is the intent of the Flagship, the Servicer, Flagship LLC, Prudential and the Certificateholders that, for purposes of all applicable federal and state income taxes, until the Certificates are held by more than one person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its owner. If the Certificates are held by more than one person or the Trust is recharacterized as a separate entity, it is the intent of Flagship, the Servicer and the Certificateholder that, for purposes of all applicable federal and state income taxes, the Issuer will be treated as a partnership and the Certificateholders will be treated as partners in that partnership. Flagship LLC and any other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with such treatment of, the Certificates for such tax purposes.

     Distributions on this Certificate will be made on behalf of the Trust by the Indenture Trustee as provided in the Indenture and Sales and Servicing Agreement by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Indenture Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Indenture Trustee.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sales and Servicing Agreement or be valid for any purpose.

     No Certificate may be transferred without the consent of the Insurer.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed.


                                 FLAGSHIP AUTO RECEIVABLES OWNER
                                 TRUST 1999-2

                                 By:   FIRST UNION NATIONAL BANK,
                                       not in its individual capacity but solely
                                       as Owner Trustee


Dated:                           By:
                                    -------------------------------------------

                            (Reverse of Certificate)

     The Certificates do not represent an obligation of, or an interest in, Flagship, the Servicer, Flagship LLC, Prudential, the Owner Trustee in its individual capacity or any Affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Sales and Servicing Agreement or the Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Auto Loans, all as more specifically set forth herein and in the Trust Agreement and the Sales and Servicing Agreement. A copy of each of the Sales and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Servicer, and at such other places, if any, designated by the Servicer, by any Certificateholder upon written request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of Flagship and the rights of the Certificateholder(s) under the Trust Agreement at any time by Flagship, and the Owner Trustee with the consent of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Percentage Interest of the Certificates. Any such consent by the holder of this Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained in the City of Wilmington, State of Delaware, accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations evidencing the same aggregate interest in the Issuer will be issued to the designated transferee. The initial Certificate Registrar appointed under the Trust Agreement is the Owner Trustee.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates in authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Owner Trustee, the Certificate Registrar and any agent of the Owner Trust or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Sales and Servicing Agreement and the Trust created by the Trust Agreement shall terminate upon the final distribution of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture and the Sales and Servicing Agreement.

     The Certificates may not be purchased by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

     The recitals contained herein shall be taken as the statements of Flagship or the Servicer, as the case may be, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Certificate or of any Auto Loan or related document.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual or facsimile signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sales and Servicing Agreement or be valid for any purpose.

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)

------------------------------------------------------------------------------
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing

________________________________ Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:

                                                                             *
                                                    -------------------------
                                                     Signature Guaranteed:


                                                                             *
                                                    -------------------------

------------------

* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                  FLAGSHIP AUTO RECEIVABLES OWNER TRUST 1999-2
         Direction of the Depositor and the Company to the Owner Trustee
                Pursuant to Amended and Restated Trust Agreement



                                November 24, 1999


First Union National Bank, as Owner Trustee of
Flagship Auto Receivables Owner Trust 1999-2
One Rodney Square
920 King Street
Wilmington, Delaware 19801
Attention: Corporate Trust Administration

Ladies and Gentlemen:

     We refer to the Amended and Restated Trust Agreement of Flagship Auto Receivables Owner Trust 1999-2 (the "Trust"), dated as of November 1, 1999 (the "Trust Agreement"), by and among Prudential Securities Secured Financing Corporation, Flagship Credit Corporation, and First Union National Bank (the "Bank"). Capitalized terms used but not otherwise defined in this letter have the meanings assigned thereto in the Trust Agreement.

     The undersigned hereby authorize, empower, and direct the Owner Trustee to execute, authenticate, and deliver to Flagship Auto Loan Funding LLC 1999-II Certificate(s) No(s). _________________ in an aggregate Certificate Percentage Interest of 100%, and to execute and deliver each of the Transaction Documents to which the Owner Trustee is to be a party and any and all documents and instruments as may be necessary, advisable, or convenient in connection therewith or incidental thereto, each in the respective form furnished to the Owner Trustee. The undersigned hereby certify and confirm that such execution and delivery (a) are consistent with the purposes of the Trust, are permitted by and consistent with the Trust Agreement and the Transaction Documents, and do not violate and are not contrary to any of such documents, and (b) are covered by the indemnification provided under the Trust Agreement, and the Owner Trustee and the Bank shall be fully protected in following such direction.

                            [Signature page follows.]

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this letter as of the date first set forth above.

                                                 PRUDENTIAL SECURITIES SECURED
                                                 FINANCING CORPORATION



                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:


                                                 FLAGSHIP CREDIT CORPORATION




                                                 By:
                                                    ----------------------------
                                                 Name:
                                                 Title:








                                       B-2